UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2006

Mobius Management Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-24077

Delaware	13-3078745
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

120 Old Post Road, Rye, New York 10580
(Address of Principal Executive Offices)
(Zip Code)

(914) 921-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d): Election of Directors

On May 5, 2006, Mobius Management Systems, Inc. (the “Company”) announced the appointment of Mark P. Cattini and James A. Perakis to its Board of Directors (the “Board”). Messrs. Cattini and Perakis were elected on May 4, 2006, at a regularly scheduled meeting of the Board. Messrs. Cattini and Perakis were recommended by the Board’s Corporate Governance and Nominating Committee, after such Committee conducted a national search utilizing a third-party recruiting firm, for additional independent directors. The Board has determined that Messrs. Cattini and Perakis qualify as independent under the requirements of the Nasdaq listing standards. There were no arrangements or understandings pursuant to which Messrs. Cattini and Perakis were elected as directors, and there are no related party transactions between Messrs. Cattini and Perakis and the Company. The Company’s Board has not yet determined the Committees that Messrs. Cattini and Perakis will serve on. When such appointments are determined, the Company will file an amendment to this Form 8-K.

Mr. Cattini is President and Chief Executive Officer of MapInfo Corporation, the leading provider of location intelligence solutions, integrating software, data and services to provide greater value from location-based information and drive more insightful decisions for businesses and government organizations around the world.

Mr. Perakis is the former Chairman and CEO of Hyperion Software Corporation, a provider of enterprise financial management and planning software (now Hyperion Solutions Corp.). Mr. Perakis is currently Chairman of the Board of Netkey Inc., a private company that is a provider of self-service software.

A copy of the press release dated May 5, 2006, announcing the election of Messrs. Cattini and Perakis to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Mobius Management Systems, Inc. dated May 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIUS MANAGEMENT SYSTEMS, INC.

Date: May 8, 2006	By:	/s/ Raymond F. Kunzmann
Name: Raymond F. Kunzmann
Title: Chief Financial Officer (Principal Financial and Accounting Officer)